UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

Next Generation Energy Corp.
(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

NEXT GENERATION ENERGY CORP.
4270 John Marr Dr.
Unit 1575
Annandale, Virginia 22003

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about October 26, 2012, to the holders of record (the “Stockholders”) of the outstanding common stock, $0.01 par value per share (the “Common Stock”) of Next Generation Energy Corp., a Nevada corporation (the “Company”), as of the close of business on October 10, 2012 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated October 10, 2012, (the “Written Consent”) of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Consenting Stockholders”).

The Written Consent authorized an amendment of our Articles of Incorporation (the “Articles”) to increase the Company’s total authorized shares of Common Stock to 500,000,000 shares (the “Increase Amendment”) and to decrease the par value of the Common Stock from $0.01 per share to $0.001 per share (the “Par Value Decrease”).

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock, and is sufficient under the Nevada Corporation Law and the Company’s Articles of Incorporation to approve the Increase Amendment. Accordingly, the Increase Amendment is not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective on the date specified in a Certificate of Amendment that the Company will file with the Nevada Secretary of State to effect the Increase Amendment (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Next Generation Energy Corp.

By Order of the Board of Directors, /s/ Darryl Reed Darryl Reed, Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about October 26, 2012, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under the Nevada Corporation Law, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Increase Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 33,853,237 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On October 10, 2012, our board of directors (the “Board of Directors”) unanimously adopted a resolution approving the Increase Amendment and the Par Value Decrease, and recommended that the Stockholders approve the Increase Amendment and the Par Value Decrease.  In connection with the adoption of these resolutions, the board of directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.  Pursuant to NRS §78.320(2), the Consenting Stockholders voted in favor of the Increase Amendment and the Par Value Decrease in a written consent dated October 10, 2012.  The Consenting Stockholders are the record or beneficial owner of 29,910,009 shares of Common Stock, which constitutes 88.4% of the issued and outstanding shares of Common Stock, and was sufficient to approve the Increase Amendment and the Par Value Decrease.  No consideration was paid for the consents.  The Consenting Stockholders names, affiliations with the Company and beneficial holdings are as follows:

Name	Affiliation	Common Stock	Percentage (1)

Darryl Reed	Director, Chief Executive Officer	15,010,009	44.3%

Joel P. Sens	Director	4,900,000	14.5%

Knox County Minerals, LLC	Controlled by Mr. Sens	10,000,000	29.6%

Total		29,910,009	88.4%

(1)	Based on 33,853,237 shares of capital stock entitled to vote on the Increase Amendment.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Increase Amendment and the Par Value Decrease. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c and the provisions of the Nevada Corporation Law, file a Certificate of Amendment with the Nevada Secretary of State’s Office to effect the Increase Amendment and the Par Value Decrease. The Increase Amendment and the Par Value Decrease will become effective on the effective date specified in the Certificate of Amendment, and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital currently consists of 50,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Common Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing Common Stockholders will be diluted.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.  We have designated two series of preferred stock, one for 500,000 shares that is referred to as “Callable Cumulative Convertible Preferred Stock (Series A Preferred Stock)” and the other for 500,000 shares that is referred to as “Redeemable Cumulative Convertible Preferred Stock (Series B Preferred Stock).”

At the close of business on the Record Date, the Company had 33,853,237 shares of Common Stock issued and outstanding, and no shares of either series of preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 10, 2012, with respect to the beneficial ownership of our common stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Darryl Reed 7516 G Fullerton Road Springfield, VA 22153	15,010,009	44.3%

Joel Sens 600 Cameron Street Alexandria, Virginia 22314	14,900,000	44.0%

All Officers and Directors as a Group	29,910,009	88.4%

(1)	Based upon 33,853,237 shares issued and outstanding as of October 10, 2012.

DESCRIPTION OF INCREASE AMENDMENT AND PAR VALUE DECREASE

Our Board of Directors and the Consenting Stockholders have approved an amendment to our Articles of Incorporation to increase our authorized shares of Common Stock to 500,000,000 shares, and to decrease the par value of our Common Stock from $0.01 per share to $0.001 per share.  We are presently authorized to issue only 50,000,000 shares of common stock, par value $0.01 per share, of which 33,853,237 are issued and outstanding.

Proposed Increase in Authorized Shares

We have decided to increase the number of authorized shares of Common Stock in order to provide capacity for use to issue more shares to raise capital and/or finance acquisitions.  In 2010, we terminated operations at our operating subsidiary, United Marketing Solutions, Inc. After termination of operations at United Marketing Solutions, Inc., we decided to acquire a portfolio of properties that contain valuable natural resources, such as natural gas, oil and coal.  Our strategy is to acquire properties that are distressed, undervalued or underutilized at prices we believe are below fair market value. We will then provide long term leases to leading natural gas, oil field development firms and coal extractors (lessees) to efficiently extract the resources while we focus on growing our portfolio of properties.  In the quarter ended March 31, 2011, we acquired our first collection of oil and gas leases in Knox County, Kentucky, and we are investigating additional acquisitions.  However, to make additional oil and gas acquisitions, we need additional authorized shares, either to issue for capital to acquire oil and gas properties or to issue to sellers of oil and gas properties.  We do not know how many shares we will have to issue to raise the capital to complete the acquisition of the oil and gas properties.  We do not plan to seek further authorization from shareholders before issuing shares to raise capital to fund the purchase of the additional oil and gas properties.

Potential Dilution. The adoption of this proposal would have no immediate diluted effect on the proportional voting power or other rights of existing stockholders; however, future issuances of common stock, or securities convertible into common stock, could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders.

Anti-Takeover Provisions.  The proposed increase in the authorized number of shares of Common Stock could also have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

The Articles of Incorporation and Bylaws of the Company contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;
•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

•	they provide for advance notice of any proposal submitted by a stockholder for a vote by all stockholders, such as the nomination of directors and stockholder proposals;
•
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

•	they allow us to issue, without stockholder approval, up to 1,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

Nevada has an anti-takeover law that limits the voting rights of shares acquired in an acquisition of “control shares,” as such term is defined in the statute.  Nevada Revised Statutes §78.378 et seq. However, the Company is not currently subject to this anti-takeover law because the Company does not currently do business in the State of Nevada.  However, in the event the Company utilizes its increased capacity to issue shares to acquire properties in Nevada, it may subject the Company to Nevada’s anti-takeover law.

The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

Proposed Decrease in Par Value

We have also decided to decrease the par value of our Common Stock from $0.01 per share to $0.001 per share in order to decrease our annual filing fees with the State of Nevada, which bases the amount of its annual filing fees on the total par value of the authorized shares of capital stock.  There will be no effect on the rights of existing security holders from the decrease in the par value of the Common Stock.

Recommendation of Company; No Vote Required

Therefore, the Board of Directors has determined that it is the best interests of the Company to increase the number of authorized shares of common stock by approving the Increase Amendment, and to decrease the par value of our Common Stock. The Increase Amendment will increase the number of authorized shares of common stock to 500,000,000.  The Par Value Decrease will decrease the par value of our Common Stock from $0.01 per share to $0.001 per share.

No vote of holders of outstanding shares of the Company, other than the Consenting Stockholders, is necessary for approval of the Increase Amendment or the Par Value Decrease.  It is anticipated that the Increase Amendment and the Par Value Decrease will be filed of record and be effective on the 21st day after this Information Statement is first mailed to shareholders. Shareholders will have no dissenters' or appraisal rights with respect to the Increase Amendment or the Par Value Decrease.

FINANCIAL STATEMENTS

Audited annual financial statements for the Company for the years ending December 31, 2011 and 2010 and unaudited interim financial statements for the six months ended June 30, 2012 are provided at Exhibits A and B, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General Overview

During the quarter ended March 31, 2010, the Company decided to cease operations at its United Marketing Solutions, Inc. subsidiary because of continued operating losses and the termination of all franchise relationships.  As a result of the termination of operations, the Company decided to dispose of United Marketing Solutions, Inc.  Accordingly, in 2011 the results of United Marketing Solutions, Inc. are presented separately on the consolidated income statement as discontinued operations.

Since termination of operations at United Marketing Solutions, Inc., the Company has decided to acquire a portfolio of properties that contain valuable natural resources, such as natural gas, oil and coal.  The Company’s strategy is to acquire properties that are distressed, undervalued or underutilized at prices it believes are below fair market value. The Company will then provide long term leases to leading natural gas, oil field development firms and coal extractors (lessees) to efficiently extract the resources while Company focuses on growing its portfolio of properties.  In the quarter ended March 31, 2011, the Company acquired its first collection of oil and gas leases in Knox County, Kentucky.

Results of Operations for the Fiscal Years ended December 31, 2011 and 2010

During the years ended December 31, 2011 and 2010, we had $0 and $0 of revenues, respectively.  In early 2010, we terminated operations at our United Marketing Solutions, Inc. subsidiary.  In late 2010, we lost all of our tenants in our rental real estate, and therefore decided to dispose of it in the first quarter of 2011.  In 2010, we decided to go into the business of acquiring oil and gas properties, but only made our first acquisition of non-revenue producing properties in the first quarter of 2011.  As a result, revenues in the years ended December 31, 2010 and 2011 are not reflective of future revenues.

During the years ended December 31, 2011 and 2010, we incurred operating expenses of $736,989 and $686,662, respectively.  Our operating expenses decreased primarily as a result of decreased compensation expense paid for by the issuance of shares of common stock and stock options.

We reported loss from continued operations during the years ended December 31, 2011 and 2010 of ($736,989) and ($686,662), respectively.  The decreased operating loss in 2011 as compared to 2010 was attributable to decreased general and administrative expenses resulting from decreased issuances of common stock and stock options for services in 2011 as compared to 2010.

We incurred other expenses during the years ended December 31, 2011 and 2010 of ($175,112) and ($681,841), respectively.  The significant decrease in other expenses was largely attributable to a charge of $600,000 that we took in 2010 connection with the expiration of option that we purchased to acquire certain oil and gas rights.

We reported net losses during the years ended December 31, 2011 and 2010 of ($979,279) and ($1,559,528), respectively.  The decreased loss in 2011 as compared to 2010 was largely attributable to our decreased other expenses in 2010 as compared to 2011.

Results of Operations for the three and six months ended June 30, 2012 and 2011

During the six month periods ended June 30, 2012 and 2011, the Company's revenues were $607 and $0, respectively.  During the three month periods ended June 30, 2012 and 2011, the Company's revenues were $145 and $0, respectively.   In early 2010, we terminated operations at our United Marketing Solutions, Inc. subsidiary.  In late 2010, we lost all of our tenants in our rental real estate, and therefore decided to dispose of it in the first quarter of 2011.  In 2010, we decided to go into the business of acquiring oil and gas properties, but only made our first acquisition of non-revenue producing properties in the first quarter of 2011.  Revenues in the three and six months ended June 30, 2012 are not reflective of revenues in the future.

During the three months ending June 30, 2012, our operating expenses were $158,510, as compared to $472,860 for the three months ending June 30, 2011.  As a result, the Company had operating losses of ($158,365) and ($472,860) in the three months ended June 30, 2012 and 2011, respectively.  Our operating expenses decreased in 2012 as compared to 2011 as a result of fewer expenditures and lesser use of consultants relating to our entry into the oil and gas business.

During the six months ending June 30, 2012, our operating expenses were $233,714, as compared to $529,547 for the six months ending June 30, 2011.  As a result, the Company had operating losses of ($233,107) and ($529,547) in the six months ended June 30, 2012 and 2011, respectively.  Our operating expenses decreased in 2012 as compared to 2011 as a result of fewer expenditures and lesser use of consultants relating to our entry into the oil and gas business.

In the three months ended June 30, 2012 and 2011, the Company recorded other net income (expense) of $(79,837) and $9,148, respectively.  In the six months ended June 30, 2012 and 2011, the Company recorded other net income (expense) of $(109,554) and $(16,958), respectively.  The significant increase in net other income (expense) in 2012 as compared to 2011 was attributable to a loss on a beneficial conversion feature in 2012 as opposed to a gain in 2011.

The Company realized a net loss for the three months ended June 30, 2012 of ($238,202) as compared to a net loss of $(463,712 in the three months ended June 30, 2011.  The Company realized a net loss for the six months ended June 30, 2012 of ($342,661) as compared to a net loss of $(613,683) in the six months ended June 30, 2011.

Liquidity and Sources of Capital

The Company's balance sheet as of June 30, 2012 reflects current assets of $207,055, current liabilities of $705,303 and a working capital deficit of ($498,248).

While the Company has raised capital to meet its working capital and financing needs in the past, additional financing will be required in order to meet the Company’s current and projected cash flow requirements. As previously mentioned, the Company has decided to enter the natural resources business by acquiring and leasing mineral resources properties.  However, the Company currently has no commitments for financing. There are no assurances the Company will be successful in acquiring financing, or that any such financing will be on terms that are not dilutive to shareholders.

The Company has issued shares of its common stock from time to time in the past to satisfy certain obligations, and expects in the future to also acquire certain services, satisfy indebtedness, and/or make acquisitions utilizing authorized shares of the capital stock of the Company.

OTHER INFORMATION

For more detailed information on the Company and other information about the business and operations of the Company, including financial statements and other information, you may refer to other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our Chief Executive Officer at the address specified above.

Dated this 26th day of October, 2012.

BY ORDER OF THE BOARD OF DIRECTORS, /s/ Darryl Reed Darryl Reed, Chief Executive Officer

EXHIBIT A

Next Generation Energy Corporation

and Subsidiaries

Consolidated Financial Statements

For The Years Ended December 31, 2011 and 2010

With Audit Report of Independent

Registered Public Accounting Firm

Turner, Jones & Associates, P.L.L.C.
Certified Public Accountants
108 Center Street, North, 2nd Floor
Vienna, Virginia 22180-5712
(703) 242-6500
FAX (703) 242-1600

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Next Generation Energy Corp.
7351-N Lockport Place
Lorton, Virginia 22079

We have audited the accompanying consolidated balance sheet of Next Generation Energy Corp. and its subsidiary (a Nevada Incorporation) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Next Generation Energy Corp. and subsidiary as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in the footnotes, conditions exist that raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Turner, Jones & Associates, PLLC

Vienna, Virginia
April 1, 2012
Restated May 9, 2012

Next Generation Energy Corporation Consolidated Balance Sheets December 31, 2011 and 2010
ASSETS
	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	$7,618	$-
Note receivable and advances-related party	203,315	-
Prepaid expenses	12,460	32,080

Total current assets	223,393	32,080

OIL & GAS PROPERTIES(FULL COST METHOD):
Evaluated	500,000	-
Mineral rights	18,455	-

Gross oil & natural gas properties	518,455	-

Less: accumulated depletion	-	-

Net oil & natural gas properties	518,455	-

OTHER ASSETS:
Note receivable and advances – related party	-	195,795

Total other assets	-	195,795

TOTAL ASSETS	$741,848	$227,875

See accompanying notes and accountant's audit report

Next Generation Energy Corporation Consolidated Balance Sheets December 31, 2011 and 2010
LIABILITIES AND STOCKHOLDERS’ EQUITY
	2011	2010
CURRENT LIABILITIES:
Accounts payable	$108,144	$114,052
Accrued expenses	91,097	534,295
Cash overdraft	-	93
Net assets available for disposal	-	397,029
Accrued interest payable	9,876	5,063
Beneficial conversion feature	101,561	77,945
Convertible notes payable, net of debt discount of $41,112 and $22,055	196,888	122,055

Total current liabilities	507,566	1,250,532

LONG TERM LIABILITIES:
Accrued interest payable-related party	25,808	30,772
Note payable – related party	500,000	600,000

Total long term liabilities	525,808	630,772

Total liabilities	1,033,374	1,881,304

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 50,000,000
shares authorized, 32,519,433 and 10,969,433
issued and outstanding	325,194	109,694
Preferred stock Series A, $0.001 par value,
500,000 shares authorized, zero issued
outstanding	-	-
Preferred stock Series B, $0.001 par value,
500,000 shares authorized, zero issued
outstanding	-	-
Stock subscription receivable	(62,135)	(60,000)
Additional paid in capital	11,863,261	9,735,444
Accumulated deficit	(12,417,846)	(11,438,567)

Total stockholders’ equity	(291,526)	(1,653,429)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$741,848	$227,875

 See accompanying notes and accountant's audit report

Next Generation Energy Corporation Consolidated Statements of Operations For The Years Ended December 31, 2011 and 2010
	2011		2010

REVENUES:		$-	$-

OPERATING EXPENSES:
General and administrative		736,989	686,662

Total operating expenses		736,989	686,662

Loss from operations		(736,989)	(686,662)

OTHER INCOME AND EXPENSES:
Other income		6,000	32,000
Gain (Loss) on beneficial conversion		34,648	(27,945)
Interest expense, net		(51,159)	(63,841)
Loan fees		(85,880)	-
Amortization of debt discount		(74,833)	(22,055)
Loss on sale of mineral rights		(3,888)	-
Expiration of mineral rights		-	(600,000)

Total other income and expenses		(175,112)	(681,841)

Loss before discontinued operations		(912,101)	(1,368,503)

Loss from discontinued operations		(67,178)	(191,025)

Loss applicable to common shareholders		$(979,279)	$(1,559,528)

Basic loss per common share	$		$(0.67)

Weighted average common shares		17,332,447	2,147,223
Diluted loss per common share		N/A	N/A
Fully diluted common shares		24,124,709	2,532,692

See accompanying notes and accountant's audit report

Next Generation Energy Corporation Consolidated Statements of Stockholders’ Equity
			Stock	Additional
	Common Stock		Sub.	Paid In	Accum.
	Shares	Amount	Rec.	Capital	Deficit	Total

Balance December 31, 2009	12,373	$124	$-	$7,503,354	$(9,879,038)	$(2,375,560)

Shares issued as compensation	10,107,000	101,070	-	34,930	-	136,000

Shares issued for services	850,000	8,500	(60,000)	156,500	-	105,000

Issuance of stock options	-	-	-	99,165	-	99,165

Gain on disposal of segment	-	-	-	1,941,495	-	1,941,495

Fractional shares	60	-	-	-	(1)	(1)

Net loss	-	-	-	-	(1,559,528)	(1,559,528)

Balance December 31, 2010	10,969,433	$109,694	$(60,000)	$9,735,444	$(11,438,567)	$(1,653,429)

Shares issued for accrued expenses	10,000,000	100,000	-	500,000	-	600,000

Shares issued for upon option exercises	800,000	8,000	(47,135)	212,100	-	172,965

Shares issued to consultants	600,000	6,000	-	166,000	-	172,000

Stock options issued	-	-	-	126,590	-	126,590

Gain on disposal of subsidiary	-	-	-	464,207	-	464,207

Shares issued for loan extension	150,000	1,500		10,500		12,000

Paid on stock subscriptions receivable			5,000	-		5,000

Charge-off of stock subscriptions receivable			40,000			40,000

Cancellation of debts by related parties				60,420		60,420

Debt discount on convertible debt				88,000		88,000

Shares issued for payment of notes payable	10,000,000	100,000	-	500,000	-	600,000

Net loss	-	-	-	-	(979,279)	(979,279)

December 31, 2011	32,519,433	$325,194	$(62,135)	$11,863,261	$(12,417,846)	$(291,526)

 See accompanying notes and accountant's audit report

Next Generation Energy Corporation Consolidated Statements of Cash Flows For The Years Ended December 31, 2011 and 2010
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(979,279)	$(1,559,528)
Adjustments to reconcile net income to net cash Provided by operating activities:
Loss on gas & oil properties		600,000
Loss on disposal of assets	3,888	-
Derivative adjustment	(34,648)	27,945
Stock issued for services	172,000	105,000
Stock issued for compensation	-	136,000
Stock issued for loan fee	12,000	-
Stock issued for accrued wages	600,000	-
Loan fee for convertible debt	73,880	-
Cancellation of indebtedness	60,420	-
Cancellation of stock subscription	40,000
Issuance of stock options	126,590	99,165
Depreciation and amortization	74,833	22,055
Decrease (increase) in assets
Prepaid expenses and other current assets	20,070	(28,080)
Accrued interest receivable – related party	(7,520)	(5,795)
Net assets for disposal	-	(225,083)
Increase (decrease) in liabilities
Accounts payable	(6,357)	297,682
Accrued expenses	(443,198)	534,295
Accrued interest payable	4,813	5,062
Accrued interest payable – related party	(4,964)	30,773
Cash overdraft	(93)	-
Beneficial conversion	51,561	-

Net cash flows (used) by operating activities	(236,004)	39,491

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in notes receivable – related party	-	(190,000)
Sale of mineral rights	7,926	-
Investment in oil & gas properties	(500,000)	(600,000)
Investment in royalty interest	(30,269)	-

Net cash flows provided by investing activities	(522,343)	(790,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Note payable – related party	500,000	600,000
Convertible notes payable	88,000	150,000
Fractional shares	-	(1)
Exercise of stock options	172,965	-
Payment on stock subscription receivable	5,000	-

Net cash flows provided by financing activities	765,965	750,000

NET (DECREASE) IN CASH	7,618	(509)

CASH, BEGINNING OF PERIOD	-	509

CASH, END OF PERIOD	$7,618	$0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$	$151,782

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
	2011	2010
Shares issued for accrued wages	$600,000	$-
Shares issued for debt	600,000	-
Shares issued for consulting fees	172,000	105,000
Shares issued as compensation	-	136,000
Shares issued for loan extension	12,000	-
Loan fees for convertible debt	73,880	-
Cancellation of indebtedness	60,420	-
Issuance of stock options	126,590	99,165

See accompanying notes and accountant's audit report

Next Generation Energy Corporation
Notes to Consolidated Financial Statements
For The Years Ended December 31, 2011 and 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:

Next Generation Energy Corporation was incorporated in the State of Nevada in November 1980 as Micro Tech Industries, with an official name change to Next Generation Media Corporation in April 1997 and an official name change to Next Generation Energy Corporation in July 2010.  The Company is an independent oil and natural gas company engaged in the exploration, development, and production of predominantly natural gas properties located onshore in the United States.

Property, Plant and Equipment:

Property, plant and equipment are stated at cost.  The company uses the straight line method in computing depreciation for financial statement purposes.

Expenditures for repairs and maintenance are charged to income, and renewals and replacements are capitalized.  When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts.

Estimated useful lives are as follows:

Furniture, Fixtures and Equipment	7-10 years
Leasehold Improvements	10 years
Vehicles	5 years
Computers & Software	5 years
Software Development	5 years
Buildings	40 years

The Company did not record any depreciation expense for 2010 or 2011.

Advertising Expense:

The Company expenses the cost of advertising and promotions as incurred.  The Company incurred no advertising costs in the years ended December 31, 2011 and 2010.

Revenue Recognition:

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”). ASC 605-10 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing ASC 605-25 on the Company’s financial position and results of operations was not significant.

Impairment of Long-Lived Assets:

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, plant and equipment (“ASC 360-10”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Comprehensive Income:

The Company adopted Accounting Standards Codification subtopic 220-10, Comprehensive Income (“ASC 220-10”) which establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information:

The Company adopted Accounting Standards Codification subtopic 280-10, Segment Reporting - Overall - Disclosure ("ASC 280-10") which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance.

Stock Based Compensation:

Effective for the year beginning January 1, 2006, the Company has adopted Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”). The Company made no employee stock-based compensation grants before December 31, 2005 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006. Stock-based compensation expense recognized under ASC 718-10 for the years ended December 31, 2011 and 2010 was $0 and $136,000, respectively.

Liquidity:

As shown in the accompanying financial statements, the Company recorded a net (loss) of ($979,279) and ($1,559,528) during the year ended December 31, 2011 and 2010, respectively. The Company's total liabilities exceeded its total assets by $291,526 as of December 31, 2011.

Concentration of Credit Risk:

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

Use of Estimates:

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the respective reporting periods. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Actual results may differ from the estimates and assumptions used in the preparation of the Company’s condensed consolidated financial statements.

Gas and Oil Properties:

The Company will follow the full cost method of accounting for the exploration, development, and acquisition of gas and oil reserves. Under this method, all such costs (productive and nonproductive) including salaries, benefits, and other internal costs directly attributable to these activities are capitalized and amortized on an aggregate basis over the estimated lives of the properties using the units-of-production method. The Company excludes all costs of unevaluated properties from immediate amortization. The Company’s unamortized costs of natural gas and oil properties are limited to the sum of the future net revenues attributable to proved natural gas and oil reserves discounted at 10 percent plus the lower of cost or market value of any unproved properties. If the Company’s unamortized costs in natural gas and oil properties exceed this ceiling amount, a provision for additional depreciation, depletion and amortization is required. Decreases in market prices, as well as changes in production rates, levels of reserves, and the evaluation of costs excluded from amortization, could result in future ceiling test impairments.

Asset Retirement Obligations:

Accounting Standards Codification 410, Asset retirement and environmental obligations (“ASC 410”) was adopted by the Company. ASC 410 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the associated asset retirement costs be capitalized as part of the carrying amount of the long-lived asset. The Company has an option to purchase natural gas and oil properties which may require expenditures to plug and abandon the wells when reserves in the wells are depleted. These expenditures under ASC 410 will be recorded in the period the liability is incurred (at the time the wells are drilled or acquired).

Depletion:

Oil and gas producing property costs are amortized using the unit of production method.  The Company did not record any amortization expense in the twelve months ended December 31, 2011.

Research and Development:

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company did not incur expenditures on research and product development for the years ended December 31, 2011 and 2010.

Income Taxes:

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Risks and Uncertainties:

The Company at times may have cash deposits in excess of federally insured limits.

Earnings Per Common Share:

The Company calculates its earnings per share pursuant to Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128").  Under SFAS No. 128, basic earnings per share are computed by dividing reported earnings available to common stockholders by weighted average shares outstanding.  Diluted earnings per share reflects the potential dilution assuming the issuance of common shares for all potential dilative common shares outstanding during the period.  The Company had 800,300 options issued and outstanding as of December 31, 2011 to purchase stock at a weighted average exercise price of $0.30.

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of the parent company, Next Generation Energy Corporation and its subsidiary Next Generation Royalties, LLC for the year ended December 31, 2011 and 2010.  All inter-company balances and transactions have been eliminated in consolidation.

The financial statements for the fiscal year ended 2010 have been restated in this Form 10-K to reflect the assets and liabilities of Dynatech, LLC, formerly a consolidated subsidiary of the Company, as “net assets available for disposal” in current liabilities.

New Accounting Pronouncements:

The Company did not adopt any new accounting standards that had a material impact on the financial statements.

NOTE 2 – NOTES PAYABLE

Notes payable at December 31, 2011 and 2010 consists of the following:

	2011	2010
Note payable-Forge, LLC, bearing interest at 18.00% per annum, the loan is payable at maturity in July 2012 plus accrued interest. (2)	$150,000	$122,055
Note payable – Asher Enterprises, bearing interest at 8.00% per annum, all principle and accrued interest is payable at maturity in March 2012.(3)	35,000	-
Note payable – Asher Enterprises, bearing interest at 8.00% per annum, all principle and accrued interest is payable at maturity in May 2012.(3)	53,000	-
Note payable-Knox County, LLC, bearing interest at 6.00% per annum, all principle and accrued interest is payable at maturity in March 2015	-	600,000
Notes payable-Joel Sens and Barbara Reed, bearing interest at 6% per annum, all principle and accrued interest is payable at maturity on February 21, 2016,	500,000	-
Total notes payable	738,000	722,055
Less: current maturities	238,000	122,055
Long term portion	$500,000	$600,000

(1)	Notes payable at December 31, 2010 have been restated to eliminate notes payable of Dynatech, LLC, a partially owned subsidiary that was sold in March 2011.
(2)
Obligation to Forge, LLC for $150,000, bearing interest at 18.00% per annum, the loan in payable at maturity in July 2012 plus accrued interest.  The note is secured by certain oil and gas properties owned by Knox Gas, LLC, a subsidiary of the Company.  The note is convertible to common stock at a conversion price equal to 75% of the average of the closing prices of the Common Stock for the 10 trading days immediately preceding a conversion date.  The balance outstanding at December 31, 2011 was $150,000 plus accrued interest of $5,062.50. Our obligation to Forge, LLC contains an embedded beneficial conversion feature since the fair value of our common stock on the date of issuance was in excess of the effective conversion price.  The embedded beneficial conversion feature was recorded by allocating a portion of the proceeds equal to the intrinsic value of the feature to “Additional paid-in-capital”. The intrinsic value of the feature is calculated on the issuance date by multiplying the difference between the quoted market price of our common stock and the effective conversion price by the number of common shares into which the note may be converted.  The resulting discount on the immediately convertible shares is recorded within “Additional paid-in capital” and is amortized over the period from the date of issuance of the to the stated maturity date.  The amount of the discount was $50,000, of which $22,055 was amortized in 2010 and the balance in 2011.

(3)
During 2011, the Company entered into two Convertible Promissory Notes. The Convertible Notes are unsecured and accrue interest 8% per annum payable upon maturity. The note holders have the option to convert any unpaid principal and accrued interest at any time to the Company’s common stock at a rate of 55% of the average three trading days low out of the immediately preceding ten trading days.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Company is currently leasing office space on a month to month basis from Capitol Home Remodeling, LLC, a company partly owned by the Chief Executive Officer, for $1,300 per month. Rent expense for each of the years ended December 31, 2011 and 2010 was $15,600.

The Company may become party to various legal matters encountered in the normal course of business.  In the opinion of management and legal counsel, the resolution of these matters will not have a material adverse effect on the Company’s financial position or the future results of operations.

NOTE 4 – INCOME TAXES

Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.

Management has provided a valuation allowance for the total net deferred tax assets as of December 31, 2011 and 2010, as they believe that it is more likely than not that the entire amount of deferred tax assets will not be realized.

The company will file a consolidated return, with a tax liability of $0 for the year 2011.

NOTE 5 – COMMON STOCK

The Company is authorized to issue 50,000,000 shares of common stock, par value $0.01 per share. There were 32,519,433 shares issued and outstanding at December 31, 2011.

On May 18, 2010, the Company affected a 1 for 1,000 Increase Amendment of its common stock.  In lieu of issuing fractional shares resulting from the split, the Company paid cash equal to $18.50 per share to each shareholder that would have received less than one share as a result of the Increase Amendment, and rounded up all other fractional shares to the next whole number.  The Company’s principal purpose in effecting a large Increase Amendment was to eliminate many small shareholders to reduce future administrative costs.  As a result of the Increase Amendment, the Company cancelled 32,202 pre-split shares and eliminated 586 shareholders, which left the Company with about 100 total shareholders.  The purchase price for the fractional shares was equal to the last trading price of the common stock as the date the Company approved the Increase Amendment, adjusted for the 1 for 1,000 Increase Amendment. All share amounts for 2010 have been adjusted to give effect to the Increase Amendment.

On May 6, 2010, the Company’s board of directors passed resolutions to amend its Articles of Incorporation to (1) change the Company’s name to “Next Generation Energy Corp.” and (2) increase the authorized shares of common stock back to 50,000,000 shares from the 50,000 shares that resulted from the Increase Amendment described above.  The amendments were effective July 23, 2010.

During 2010, the Company issued shares of common stock in the following transactions:

•
On April 12, 2010, we issued 7,000 shares (post-split) of common stock to Darryl Reed for $35,000, or $0.005 per share, which was the market price on the date of issuance. Mr. Reed is our chairman and chief executive officer. Mr. Reed paid for the shares by crediting the purchase price against amounts owed him for compensation.

•
On October 22, 2010, we issued 5,000,000 shares of common stock to Darryl Reed for $50,000, or $0.01 per share, which was the agreed value of the services because of the absence of a reliable market price for our common stock on the date of issuance. Mr. Reed is our chairman and chief executive officer. Mr. Reed paid for the shares by crediting the purchase price against amounts owed him for compensation.

•
On October 22, 2010, we issued 4,900,000 shares of common stock to Joel Sens for $49,000, or $0.01 per share, which was the agreed value of the services because of the absence of a reliable market price for our common stock on the date of issuance. Mr. Sens is a director and officer.  The shares issued to Mr. Sens were accounted for as compensation to Mr. Sens.

•
October 22, 2010, we issued 750,000 shares of common stock to various consultants, which were valued at the market price or agreed value of the services because of the absence of a reliable market price for our common stock on the date of issuance.

•	In 2010, we issued 300,000 shares of common stock upon the exercise of options with an exercise price of $0.30 per share, and recorded the option consideration as a subscription receivable.

During 2011 the Company issued shares of common stock in the following transaction:

•	In September 2011, we issued 10,000,000 shares of common stock to Darryl Reed, our chief executive officer, in satisfaction of $600,000 of accrued compensation;

•	In September 2011, we issued 800,000 shares for the exercise of options, of which $47,135 is outstanding as a stock subscription receivable;

•	In the quarter ended June 30, 2011, we issued 600,000 shares to consultants valued at $172,000;

•	In September 2011, we issued 10,000,000 shares to Seawright Holdings, Inc. in satisfaction of a note payable to Seawright in the original principal amount of $600,000.

•	During the fourth quarter of 2011, we issued 150,000 shares valued at $12,000 in exchange for an extension of a convertible note payable.

Options/Warrants

Transactions involving options issued in the years ended December 31, 2011 and 2010 are summarized below:

	Options/Warrants	Weighted average Exercise Price
Outstanding as of December 31, 2009	480	$500.00
Issued	1,100,000	.30
Options exercised	300,000	.30
Cancelled/Expired	-	--
Outstanding as of December 31, 2010	800,480	$0.30
Issued	800,000	0.167 to 0.40
Exercised	800,000	0.167 to 0.40
Cancelled/Expired	180	$500.00
Outstanding as of December 31, 2011	800,300	$0.30

Total stock-based compensation expense recognized by for the years ended December 31, 2011 and 2010 attributable to the issuance of options was $126,590 and $99,165, respectively. The weighted-average significant assumptions used to determine the fair those fair values, using a Black-Scholes option pricing model are as follows:

2011
Significant assumptions (weighted-average):	$0.30
Risk-free interest rate at grant date	0.72%
Expected stock price volatility	56.03%
Expected dividend payout	0%
Expected option life (in years)	4.2 years

2010
Significant assumptions (weighted-average):	$0.37
Risk-free interest rate at grant date	0.07% 1.928%
Expected stock price volatility	22.79%
Expected dividend payout	0%
Expected option life (in years)	4 years 10 months

The weighted average remaining contractual life of the options and warrants issued by the Company as of December 31, 2011 is set forth below.

Date of Issuance	Number of Options/Warrants	Exercise Price	Contractual Life	Weighted Average Remaining Contractual Life (Years)
January 29, 2002	300	500.00	10 years	0.1
October 22, 2010	800,000	0.30	5 years	4.0
	800,300			4.0

Stock and Option Plans

On October 22, 2010, the Company filed a registration statement on Form S-8 to register up to 2,000,000 shares of common stock for issuance for services rendered or to be rendered the Company under the Company's 2010 Stock Option Plan (the "Option Plan").  During 2010, the Company issued 1,100,000 options under the Option Plan.

On October 22, 2010, the Company filed a registration statement on Form S-8 to register up to 1,500,000 shares of common stock for issuance for services rendered or to be rendered under the Company's 2010 Employee, Consultant and Advisor Stock Compensation Plan. During 2010, the Company issued 1,250,000 shares of common stock under the Plan, of which 500,000 were issued to officers and directors of the Company.

NOTE 6 – RECLASSIFICATIONS

Certain amounts on the 2010 financial statements have been reclassified to conform to the 2011 presentation.

NOTE 7 - OIL AND NATURAL GAS PROPERTIES

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under this method of accounting, all costs of acquisition, exploration and development of oil and natural gas reserves (including such costs as leasehold acquisition costs, geological expenditures, dry hole costs, tangible and intangible development costs and direct internal costs) are capitalized as the cost of oil and natural gas properties when incurred. To the extent capitalized costs of evaluated oil and natural gas properties, net of accumulated depletion exceed the discounted future net revenues of proved oil and natural gas reserves net of deferred taxes, such excess capitalized costs are charged to expense. Beginning December 31, 2009, full cost companies use the unweighted arithmetic average first day of the month price for oil and natural gas for the 12-month period preceding the calculation date to calculate the future net revenues of proved reserves.

The Company assesses all items classified as unevaluated property on a quarterly basis for possible impairment or reduction in value. The Company assesses properties on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full cost pool and are then subject to amortization.

NOTE 8 – ACQUISITION OF ASSETS

On March 22, 2011, the Company purchased all of the membership interests of Knox Gas, LLC for $500,000.  The purchase price is payable pursuant to two promissory notes in the amount of $250,000 each that are payable to Joel Sens and Barbara Reed.  Mr. Sens is an officer and director of the Company.  Mrs. Reed is the spouse of Darryl Reed, who is an officer and director of the Company.

Knox Gas, LLC owns a lease of 100 acres, which contains five drilled wells; a lease of 20.2 acres, which contains two drilled wells; a lease of 700 acres which contains no wells, and a lease of 400 acres, which contains three drilled wells.  The properties have been appraised at $624,360 by an independent valuation firm.  Prior to the Company’s acquisition of Knox Gas, LLC, Knox Gas, LLC had agreed to guarantee a loan obtained by the Company in July 2011 in the amount of $150,000, and pledged its interest in the wells to secure the guarantee.  See Note 2 – Notes Payable.

During the year ended December 31, 2011, the Company purchased four royalty interests in existing oil or gas wells on three different properties for aggregate consideration of $30,269. The Company sold one of the interests in the fourth quarter for $7,925 and recognized a loss of $3,889.

NOTE 9 – DISPOSAL OF ASSETS

On March 22, 2011, the Company conveyed its 35% interest in Dynatech, LLC to Darryl Reed, the Company’s chief executive officer, for $10.  At the time of the conveyance, Dynatech’s only asset was an office building in Virginia.  The office building’s principal tenant was United Marketing Solutions, Inc., which went out of business in early 2010, and its other tenants had vacated the premises as well.  As a result of the loss of tenants, Dynatech was unable to pay the mortgages on the property.  As of the Company’s December 31, 2010 financial statements, the building had a book value of $3,395,247 and was subject to indebtedness of $3,700,000, plus accrued interest, plus cross collateralization of $500,000.

NOTE 10- CONVERTIBLE PROMISSORY NOTES PAYABLE

The Company entered into a Convertible Promissory Note in July 2010. The Convertible Note accrues interest at 18% per annum which is payable and due quarterly. The noteholder has the option to convert any unpaid note principal and accrued interest to the Company's common stock at a rate of 75% of the average closing price of the last ten days of trading any time after the issuance date of the note.

During 2011, the Company entered into two Convertible Promissory Notes. The Convertible Notes accrue interest 8% per annum payable upon maturity. The note holders have the option to convert any unpaid principal and accrued interest at any time to the Company’s common stock at a rate of 55% of the average three trading days low out of the immediately preceding ten trading days.

In accordance ASC 470-20, the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock, convertible notes and warrants issued to the investors. During the year ended December 31, 2011 the Company recognized $34,648 as a loss in the beneficial conversion feature.

NOTE 11 – SEGMENT INFORMATION

The Company had one reportable segment for the years ended December 31, 2011and 2010, and accordingly is not required to present financial information by segment.

NOTE 12 – PREFERRED STOCK

We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.  We have designated two series of preferred stock, one for 500,000 shares that is referred to as “Callable Cumulative Convertible Preferred Stock (Series A Preferred Stock)” and the other for 500,000 shares that is referred to as “Redeemable Cumulative Convertible Preferred Stock (Series B Preferred Stock).” There are no shares outstanding of either series.

NOTE 13 – RELATED PARTY TRANSACTIONS

The Company leases office space from Capitol Home Remodeling, LC, which is partially owned by Darryl Reed, our chief executive officer.  As of December 31, 2011, we owed Capital Home Remodeling, LLC $22,150 for accrued but unpaid rental expense.

In the first quarter of 2010, the Company terminated operations at its United Marketing Solutions, Inc. (“United”) subsidiary as a result of continued operating losses, and litigation with its franchisees and vendors, as disclosed in its Form 10-K for the year ended December 31, 2009.  On May 4, 2010, the Company conveyed its interest in United to Direct Mail Group, LLC for $10.  At the time of the conveyance, United had no active business and had lawsuits, judgments and other liabilities in excess of its assets.  Direct Mail Group, LLC is owned by Darryl Reed, our chief executive officer.

On May 4, 2010, United conveyed to the Company its 35% interest in Dynatech, LLC, which owns a commercial property located at 7644 Dynatech Court, Springfield, Virginia 22153 (the “Property”).  The Property was subject to a first mortgage of $3,700,000 and was recently appraised at $5,000,000.  United had previously borrowed $500,000 from Virginia Commerce Bank, and Dynatech, LLC had allowed United to secure the loan with a second mortgage against the Property.  As a result of the loan United no longer had any equity in Dynatech, LLC.  In the transaction, the Company paid United $10.

On April 12, 2010, we issued 7,000 shares (post-split) of common stock to Darryl Reed for $35,000, or $0.005 per share, which was the market price on the date of issuance. Mr. Reed is our chairman and chief executive officer. Mr. Reed paid for the shares by crediting the purchase price against amounts owed him for compensation.

On March 25, 2010, we loaned $125,000 to Seawright Holdings, Inc. (“Seawright”) pursuant to a promissory note that bears interest at 6% per annum, and is payable in full 24 months after the date of the note. The loan proceeds were used by Knox County Minerals, LLC (“Knox Minerals”), a subsidiary of Seawright, to pay the down payment on an option to purchase the oil and gas mineral rights under 6,615 acres of land in Knox County, Kentucky for $1,575,000.  On April 16, 2010, Knox Minerals assigned its rights under the option agreement to the Company.  A portion of the consideration for the assignment was a promissory note payable by the Company to Knox Minerals in the amount of $600,000 payable with interest at the rate of 6% per annum five years after the date of the note.  The parties agreed that the promissory note would be secured by the oil and gas properties in the event we completed the purchase of the properties, which we did not do. Joel Sens is the principal shareholder and sole director and officer of Seawright.  At the time both notes were issued, Mr. Sens was not an officer, director or shareholder of the Company.  After April 16, 2010, Mr. Sens became an officer and director of the Company, and as a result both notes are reflected as related party obligations on our financial statements.

As of December 31, 2011 and 2010, Seawright was also indebted to us for $65,000 for non-interest-bearing advances.

On October 22, 2010, we issued 5,000,000 shares of common stock to Darryl Reed for $50,000, or $0.01 per share, which was the par value of the stock. Mr. Reed is our chairman and chief executive officer. Mr. Reed paid for the shares by crediting the purchase price against amounts owed him for compensation.

On October 22, 2010, we issued 4,900,000 shares of common stock to Joel Sens for $49,000, or $0.01 per share, which was the par value of the stock. Mr. Sens is a director and officer.  The shares issued to Mr. Sens were accounted for as compensation to Mr. Sens.

On March 22, 2011, the Company purchased all of the membership interests of Knox Gas, LLC for $500,000.  The purchase price is payable pursuant to two promissory notes in the amount of $250,000 each that are payable to Joel Sens and Barbara Reed.  Mr. Sens is an officer and director of the Company.  Ms. Reed is the spouse of Darryl Reed, who is an officer and director of the Company. Knox Gas, LLC owns a lease of 100 acres, which contains five drilled wells; a lease of 20.2 acres, which contains two drilled wells; a lease of 700 acres which contains no wells, and a lease of 400 acres, which contains three drilled wells.  The properties have been appraised at $624,360 by an independent valuation firm.

On March 22, 2011, the Company conveyed its 35% interest in Dynatech, LLC to Darryl Reed, the Company’s chief executive officer, for $10.  At the time of the conveyance, Dynatech’s only asset was an office building in Virginia.  The office building’s principal tenant was United Marketing Solutions, Inc., which went out of business in early 2010, and its other tenants had vacated the premises as well.  As a result of the loss of tenants, Dynatech was unable to pay the mortgages on the property.  As of the Company’s December 31, 2010 financial statements, the building had a book value of $3,395,247 and was subject to indebtedness of $3,700,000, plus accrued interest, plus cross collateralization of $500,000.

On September 22, 2011, the Company issued 10,000,000 shares of common stock to Darryl Reed, our chief executive officer in payment of accrued compensation of $600,000.  The shares were valued at the market price on the date of approval by the board of directors.  Mr. Reed waived $11,795 of compensation as part of the settlement.

On September 22, 2011, the Company issued 10,000,000 shares of common stock to Seawright Holdings, Inc. in satisfaction of a note payable by the Company to Seawright in the original principal amount of $600,000.  Joel Sens, one of our officers and directors, is also an officer and director and significant shareholder of Seawright.  The shares were valued at the market price on the date of approval by the board of directors. Seawright waived $60,420 of interest as part of the settlement.

NOTE 14 – OPTIONS TO PURCHASE MINERAL RIGHTS

On April 16, 2010, the Company entered into an Assignment and Assumption Agreement with Knox County Minerals, LLC (“Knox County”), under which the Company acquired Knox County’s interest in a Real Estate Purchase Option (the “Purchase Option”) dated March 25, 2010 by and between Knox County and James R. Golden and John C. Slusher (the “Sellers”).   Under the Purchase Option, the Company had the right to purchase the oil and gas mineral rights under 6,615 acres of land in Knox County, Kentucky for $1,575,000, less $100,000 paid by Knox County upon execution of the Purchase Option and less any amounts paid to extend the time to exercise the Purchase Option.  In consideration for the assignment of the Purchase Option, the Company agreed to pay Knox County (a) $600,000 in the form of a promissory note secured by the property, (b) a 9% overriding royalty interest in all gross gas that is produced from the property, and (c) conveyance of a parcel containing 1,100 acres in the event the Purchase Option is exercised.  The promissory note provides that it would be secured by the property acquired upon exercise of the Purchase Option, provides for interest at the rate of 6% per annum, and all principal and interest is payable in full sixty (60) months from the date of the note, or April 16, 2015. On March 25, 2010, we loaned $125,000 to Seawright Holdings, Inc. (“Seawright”) pursuant to a promissory note that bears interest at 6% per annum, and is payable in full 24 months after the date of the note. The loan proceeds were used by Knox County, a subsidiary of Seawright, to pay the down payment under the Purchase Option.

The Purchase Option provided that it had to be exercised within 120 days after March 25, 2010, provided that it could be extended for up to four thirty (30) day periods upon payment to the Sellers of $25,000.  The Company paid $25,000 to extend the deadline to close for thirty days, but did not close by the extended closing deadline, which has expired.

NOTE 15 – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the year ended December 31, 2011 and 2010, the Company has incurred operating losses of ($1,039,592) and ($1,559,528), respectively. In addition, the Company has a deficiency in stockholder’s equity of ($296,526) and ($1,653,429) at December 31, 2011 and 2010, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to establishing its business and there can be no assurance that the Company’s efforts will be successful. However, the planned principal operations have not fully commenced and no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its efforts to secure additional equity financing.

NOTE 16 – RESTATEMENT

The financial statements at December 31, 2010 have been restated to record a beneficial conversion feature with respect to a loan received by the Company in 2010 in the amount of $150,000.  See “Note 2 – Notes Payable.”

The financial statements at December 31, 2010 have been restated to reflect payments of $65,000 to Seawright as “loans receivable – related party.” The payments had been previously classified as consulting expense.  The change was as a result of new information about the nature and purpose of the payments.  The change resulted in increases to assets and stockholders’ equity of $65,000 at December 31, 2010, and a reduction in the net loss incurred by the Company in fiscal 2010 by $65,000.

Note 10 to the financial statements at December 31, 2010 was restated to delete a reference to a loan received by the Company from Capitol Homes Remodeling, LLC in the amount of $10,000.  It was subsequently discovered by the reference was a typographical error, in that the loan was not from Capitol Homes but to Capitol Homes.  Also, the loan had been written off at year end December 31, 2010.

NOTE 17 – SUBSEQUENT EVENTS (UNAUDITED)

Subsequent to year end, a convertible debt holder converted $30,000 in exchange for 1,333,804 shares of common stock.

Management has evaluated the Company’s activity since the end of the period on December 31, 2011, and in their opinion has determined that no additional material subsequent events occurred that would require disclosure in the financial statements.

Next Generation Energy Corporation

and Subsidiaries

Consolidated Financial Statements

For The Three and Six Months Ended June 30, 2012 and 2011

NEXT GENERATION ENERGY CORP.
BALANCE SHEETS
JUNE 30, 2012 AND DECEMBER 31, 2011

	(unaudited)	(audited)
	June 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and equivalents	$-	$7,618
Note receivable and advances-related party	207,055	203,315
Prepaid expenses and other current assets	-	12,460
Total current assets	207,055	223,393

OIL AND GAS PROPERTIES (FULL COST METHOD):
Mineral rights	14,930	18,455
Evaluated	500,000	500,000
Gross oil and gas properties	514,930	518,455

Less – accumulated depletion	-	-

Net oil and natural gas properties	514,930	518,455

TOTAL ASSETS	$721,985	$741,848

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$137,787	$108,144
Cash overdraft	225	-
Accrued expenses	183,597	91,097
Accrued interest payable	26,447	9,876
Beneficial conversion feature	109,247	101,561
Advances-related party	40,000	-
Convertible notes payable, net of debt discount	208,000	196,888
Total current liabilities	705,303	507,566

Long term debt, less current maturities:
Accrued interest payable – related parties	40,767	25,808
Notes payable – related parties	500,000	500,000
Total long term liabilities	540,767	525,808

Total liabilities	1,246,070	1,033,374

See the accompanying notes to the unaudited financial statements

NEXT GENERATION ENERGY CORP.
BALANCE SHEETS - continued
JUNE 30, 2012 AND DECEMBER 31, 2011
(continued)

DEFICIENCY IN STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share; 50,000,000 shares authorized, 33,853,237 and 32,519,433 shares issued and outstanding	338,532	325,194
Preferred stock Series A, $0.001 par value, 500,000 shares authorized, zero issued and outstanding	-	-
Preferred stock Series B, $0.001 par value, 500,000 Shares authorized, zero issued and outstanding	-	-
Stock subscription receivable	(15,000)	(62,135)
Additional paid in capital	11,912,890	11,863,261
Accumulated deficit	(12,760,507)	(12,417,846)
Total stockholders' equity	(524,085)	(291,526)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$721,985	$741,848

See the accompanying notes to the unaudited financial statements

NEXT GENERATION ENERGY CORP.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2012 AND 2011
(UNAUDITED)

	Three months ended June 30,
	2012	2011
REVENUES:
Royalty income	145	-

OPERATING EXPENSES:
Administrative	158,510	472,860
Total operating expenses	158,510	472,860

(LOSS) FROM OPERATIONS	(158,365)	(472,860)

OTHER INCOME AND EXPENSES:
Gain (loss) on beneficial conversion	(54,441)	50,000
Amortization of debt discount	(11,781)	(15,616)
Interest expense, net	(13,615)	(25,236)
Total other income and expenses	(79,837)	9,148

Net (loss) before income taxes	(238,202)	(463,712)

Provision for income taxes	-	-

NET (LOSS) FROM CONTINUING OPERATIONS	$(238,202)	$(463,712)

GAIN FROM DISCONTINUED OPERATIONS	-	-

NET INCOME/(LOSS)	$(238,202)	(463,712)

Net income/(loss) per common share-basic (Note A)	$(0.01)	$(0.01)

Net income/(loss) per common stock-assuming fully diluted (Note A)	(see Note A)

Weighted average number of common shares outstanding-basic	33,853,237	11,555,153

Weighted average number of common shares outstanding-fully diluted	(see Note A)	(see Note A)

See the accompanying notes to the unaudited financial statements.

NEXT GENERATION ENERGY CORP.
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(UNAUDITED)

	Six months ended June 30,
	2012	2011
REVENUES:
Royalty income	607

OPERATING EXPENSES:
Administrative	233,714	529,547
Total operating expenses	233,714	529,547

(LOSS) FROM OPERATIONS	(233,107)	(529,547)

OTHER INCOME AND EXPENSES:
Gain (Loss) on beneficial conversion	(40,943)	62,329
Amortization of debt discount	(41,113)	(27,945)
Gain on conversion	290	-
Interest expense, net	(27,788)	(51,342)
Total other income and expenses	(109,554)	(16,958)

Net (loss) before income taxes	(342,661)	(546,505)

Provision for income taxes	-	-

NET (LOSS) FROM CONTINUING OPERATIONS	$(342,661)	$(546,505)

GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	-	(67,178)

NET INCOME/(LOSS)	$(342,661)	(613,683)

Net income/(loss) per common share-basic (Note A)	$(0.01)	$(0.05)

Net Loss per common stock-assuming fully diluted (Note A)	(see Note A)	(see Note A)

Weighted average number of common shares outstanding-basic	33,559,410	11,330,295

Weighted average number of common shares outstanding-fully diluted	(see Note A)

See the accompanying notes to the unaudited financial statements.

Next Generation Energy Corporation Statements of Stockholders’ Equity

			Stock	Additional
	Common Stock		Sub.	Paid In	Accum.
	Shares	Amount	Rec.	Capital	Deficit	Total

Balance December 31, 2011	32,519,433	$325,194	$(62,135)	$11,863,261	$(12,417,846)	$(291,526)

Debt conversion	1,333,804	13,338	-	49,629	-	62,967

Write-off Stock Subs. Receivable	-	-	47,135	-	-	47,135

Net loss	-	-	-	-	(342,661)	(342,663)

Balance June 30, 2012	33,853,237	$338,532	$(15,000)	$11,912,890	$(12,760,507)	$(524,087)

See the accompanying notes to the unaudited financial statements.

Next Generation Energy Corporation Statements of Cash Flows For The Six Month Periods Ended June 30, 2012 and 2011
	(Unaudited)	(Unaudited)
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(342,661)	$(613,683)
Gain on disposal of subsidiary	-	464,207
Amortization of debt discount	41,113	27,945
(Gain) Loss on beneficial conversion	40,943	(77,945)
Shares issued for compensation	-	64,000
Shares issued to consultants	-	240,001
Issuance of stock options	-	16,403
Bad debt	47,135	-
Gain on debt conversion	(290)	-
Adjustments to reconcile net income to net cash Provided by operating activities:
Increase (decrease) in assets
Prepaid expenses and other current assets	12,460	2,865
Note receivable	(3,740)	(3,739)
Increase (decrease) in liabilities
Accounts payable	29,642	137,536
Accounts payable - related	-	65,628
Cash overdraft	225	(93)
Accrued interest	16,571	46
Accrued interest – related parties	14,959	28,636
Net assets available for disposal	-	(397,029)
Accrued expenses	92,500	76,097
Advances related party	40,000	-

Net cash flows provided (used) by operating activities	(11,143)	(30,875)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (Acquisition) of lease rights	3,525	(30,745)
Purchase of oil and natural gas properties	-	(500,000)

Net cash flows (used) by investing activities	3,525	(530,745)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable – related parties	-	500,000
Notes payable	-	35,000

Net cash flows provided by financing activities	-	535,000

NET INCREASE (DECREASE) IN CASH	(7,618)	35,130

CASH, BEGINNING OF PERIOD	7,618	-

CASH, END OF PERIOD	$-	$35,130

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$-	$13,500
Debt conversion, converted investment	62,947	-

See the accompanying notes to the unaudited financial statements.

NEXT GENERATION ENERGY CORP.
NOTES TO FINANCIAL STATEMENTS
June 30, 2012 (unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and six month periods ended June 30, 2012 are not necessarily indicative of the results that may be expected for the year ended December 31, 2012. The unaudited consolidated financial statements should be read in conjunction with the consolidated December 31, 2011 financial statements and footnotes thereto included in the Company's SEC Form 10-K/A.

The financial statements for the fiscal year ended 2011 have been restated in this Form 10-Q to reflect the assets and liabilities of Dynatech, LLC, formerly a consolidated subsidiary of the Company, as “net assets available for disposal” in current liabilities.

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Next Generation Energy Corporation was incorporated in the State of Nevada in November 1980 as Micro Tech Industries, with an official name change to Next Generation Media Corporation in April 1997 and an official name change to Next Generation Energy Corporation in July 2010.  The Company is an independent oil and natural gas company engaged in the exploration, development, and production of predominantly natural gas properties located onshore in the United States.  In March 2011, the Company acquired 1,220 acres of mineral leases in Knox County, Kentucky, containing 10 shut-in wells, and is in the process of investigating other acquisitions of oil and gas properties in the same area.

Use of Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the respective reporting periods. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Actual results may differ from the estimates and assumptions used in the preparation of the Company’s condensed consolidated financial statements.

Condensed consolidated interim period results are not necessarily indicative of results of operations or cash flows for the full year and accordingly, certain information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States has been condensed or omitted. The Company has evaluated events or transactions through the date of issuance of these condensed consolidated financial statements.

NOTE A - SUMMARY OF ACCOUNTING POLICIES - continued

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Property and Equipment other than Oil and Natural Gas Properties

Property and equipment are stated at cost.  The cost of normal maintenance and repairs is charged to operating expense as incurred.  Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining useful life of the asset.  When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.  For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Furniture and fixtures	5 years
Office equipment	3 to 5 years
Manufacturing equipment	3 to 10 years
Buildings	40 years

Gas and Oil Properties

The Company will follow the full cost method of accounting for the exploration, development, and acquisition of gas and oil reserves. Under this method, all such costs (productive and nonproductive) including salaries, benefits, and other internal costs directly attributable to these activities are capitalized and amortized on an aggregate basis over the estimated lives of the properties using the units-of-production method. The Company excludes all costs of unevaluated properties from immediate amortization. The Company’s unamortized costs of natural gas and oil properties are limited to the sum of the future net revenues attributable to proven natural gas and oil reserves discounted at 10 percent plus the lower of cost or market value of any unproved properties. If the Company’s unamortized costs in natural gas and oil properties exceed this ceiling amount, a provision for additional depreciation, depletion and amortization is required. At March 31, 2011, the Company had completed the acquisition of 1,220 acres of mineral leases containing 10 shut-in well sin Knox County, Kentucky.  Decreases in market prices, as well as changes in production rates, levels of reserves, and the evaluation of costs excluded from amortization, could result in future ceiling test impairments.

Asset Retirement Obligations

Accounting Standards Codification 410, Asset retirement and environmental obligations (“ASC 410”) was adopted by the Company. ASC 410 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the associated asset retirement costs be capitalized as part of the carrying amount of the long-lived asset. The Company has an option to purchase natural gas and oil properties which may require expenditures to plug and abandon the wells when reserves in the wells are depleted. These expenditures under ASC 410 will be recorded in the period the liability is incurred (at the time the wells are drilled or acquired).

Depletion

Oil and gas producing property costs are amortized using the unit of production method.  The Company did not record any amortization expense in the three and six month periods ended June 30, 2012 and 2011.

NOTE A - SUMMARY OF ACCOUNTING POLICIES - continued

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, plant and equipment (“ASC 360-10”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company did not incur expenditures on research and product development for the three and six month periods ended June 30, 2012 and 2011.

Income Taxes

The Company has adopted Accounting Standards Codification 740 Income Taxes (ASC 740) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred.  The Company charged to operations no advertising costs for the three and six month periods ended June 30, 2012.

Comprehensive Income

Accounting Standards Codification 220 Comprehensive Income (ASC 220) establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, ASC 220 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.  The Company does not have any items of comprehensive income in any of the periods presented.

NOTE A - SUMMARY OF ACCOUNTING POLICIES - continued

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company applies the management approach to the identification of our reportable operating segment as provided in accordance with ASC 280-10. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Stock Based Compensation

Effective for the year beginning January 1, 2006, the Company has adopted Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”). The Company made no employee stock-based compensation grants before December 31, 2005 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006. Stock-based compensation expense recognized under ASC 718-10 for the three and six month periods ended June 30, 2012 was nil.

Net income (loss) per share

The weighted average shares outstanding used in the basic net income per share computations for the three and six month periods ended June 30, 2012 was 33,853,237 and 33,559,410, respectively.  The diluted weighted average shares outstanding for the three and six month periods ended June 30, 2012 was 46,559,813 and 46,265,986. In determining the number of shares used in computing diluted loss per share for the three and six month periods ended June 30, 2012, common stock equivalents are derived from shares issuable from the exercise of stock options and conversion of stock from convertible debt.

Liquidity

As shown in the accompanying financial statements, the Company had a net loss of ($238,202) and ($342,661) during the three and six month periods ended June 30, 2012.  The Company's total liabilities exceeded its total assets by $524,087 as of June 30, 2012.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts.

Fair Values

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying amount reported in the consolidated condensed balance sheets for accounts receivables, accounts payable and accrued expenses and put liability approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in

NOTE A - SUMMARY OF ACCOUNTING POLICIES - continued

the accompanying condensed consolidated balance sheets for line of credit approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics.

We use fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Cash, short term investment, warrants and reset derivatives are recorded at fair value on a recurring basis. In accordance with Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), we group our assets at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - NOTES PAYABLE

Notes payable at June 30, 2012 and December 31, 2011 consists of the following:

	June 30, 2012	December 31, 2011

Note payable-Forge, LLC, bearing interest at 18.00% per annum, the loan is payable at maturity in July 2012 plus accrued interest. (1)	150,000	150,000

Note payable – Asher Enterprises, bearing interest at 6.00% per annum, all principle and accrued interest is payable at maturity in March 2012(2)	5,000	35,000

Nte payable – Asher, bearing interest at 8% per annum, the loan is payable at maturity in May 2012 plus accrued interest(2)	53,000	53,000

Notes payable - Joel Sens and Barbara Reed, bearing interest at 6% per annum, all principle and accrued interest is payable at maturity on February 21, 2016,	500,000	500,000

Total notes payable	708,000	738,000

Less: current maturities	208,000	238,000

Long term portion	$500,000	$500,000

(1)	Obligation to Forge, LLC for $150,000, bearing interest at 18.00% per annum, the loan in payable at maturity in July 2012 plus accrued interest. The note is secured by certain oil and gas properties owned by Knox Gas, LLC, a subsidiary of the Company. The note is convertible to common stock at a conversion price equal to 75% of the average of the closing prices of the Common Stock for the 10 trading days immediately preceding a conversion date. The balance outstanding at June 30, 2012 was $150,000 plus accrued interest of $20,313. The loan was in default at June 30, 2012. Our obligation to Forge, LLC contains an embedded beneficial conversion feature since the fair value of our common stock on the date of issuance was in excess of the effective conversion price. The embedded beneficial conversion feature was recorded by allocating a portion of the proceeds equal to the intrinsic value of the feature to “Additional paid-in-capital”. The intrinsic value of the feature is calculated on the issuance date by multiplying the difference between the quoted market price of our common stock and the effective conversion price by the number of common shares into which the note may be converted. The resulting discount on the immediately convertible shares is recorded within “Additional paid-in capital” and is amortized over the period from the date of issuance of the to the stated maturity date. The amount of the discount was $50,000, of which $22,055 was amortized in 2010 and the balance in 2011.

(2)	During 2011, the Company entered into two Convertible Promissory Notes. The Convertible Notes are unsecured and accrue interest 8% per annum payable upon maturity. The note holders have the option to convert any unpaid principal and accrued interest at any time to the Company’s common stock at a rate of 55% of the average three trading days low out of the immediately preceding ten trading days. The amount of the discount on these notes was $88,000 of which $46,887 was amortized in 2011 and the balance of $41,113 in 2012. As of June 30, 2012 the loan was in default.

NOTE C – OPTIONS

Non-Employee Stock Options

The weighted average remaining contractual life of the options and warrants issued by the Company as of June 30, 2012 is set forth below:

Date of Issuance	Number of Options/Warrants	Exercise Price	Contractual Life	Weighted Average Remaining Contractual Life (Years)
October 22, 2010	800,000	0.30	5 years	3.31

Transactions involving stock options issued are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2011	800,300	$0.30
Granted	-	-
Exercised	-	-
Canceled or expired	300	$500.00
Outstanding at June 30, 2012	800,000	$0.30

NOTE D - INCOME TAXES

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.  Management has provided a valuation allowance for the total net deferred tax assets as of June 30, 2012, as they believe it is more likely than not that the entire amount of deferred assets will not be realized.  The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized in the near future.

NOTE E – COMMON STOCK

At June 30, 2012, the Company's authorized capital stock was 50,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.  On that date, the Company had outstanding 33,853,237 shares of common stock, and no shares of preferred stock.

During the six months ended March 31, 2012, the Company issued 1,333,804 shares of common stock upon the conversion of $62,967 of convertible notes.

NOTE F - CONVERTIBLE PROMISSORY NOTES PAYABLE

The Company entered into a Convertible Promissory Note on July 23, 2010. The Convertible Promissory Note accrues interest at 18% per annum which is payable and due quarterly, and matures on July 23, 2012. The note holders have the option to convert any unpaid note principal and accrued interest to the Company's common stock at a rate of 75% of the average closing price of the last ten days of trading any time after the issuance date of the note.

The Company is obligated under two other Convertible Promissory Notes. The Convertible Notes are unsecured and accrue interest 8% per annum payable upon maturity. The note holders have the option to convert any unpaid principal and accrued interest at any time to the Company’s common stock at a rate of 55% of the average three trading days low out of the immediately preceding ten trading days.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5), the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock, convertible notes and warrants issued to the investors. As of June 30, 2012, the discount to the notes of $88,000 was fully amortized, and the beneficial conversion feature of the notes was valued at $109,247. During the six months ended June 30, 2012 the Company recognized $54,441 as a loss in the beneficial conversion feature.

NOTE G – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the three and six month periods ended June 30, 2012, the Company incurred an operating loss of ($158,365) and ($233,107). In addition, the Company has a deficiency in stockholder’s equity of ($524,087) and ($291,526) at June 30, 2012 and December 31, 2011, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern.

NOTE H – RELATED PARTY TRANSACTIONS

During the first quarter of 2012, Mr. Reed’s spouse advanced the Company $40,000 on an unsecured basis with no set repayment terms.

NOTE I - SUBSEQUENT EVENTS

On July 23, 2012, a loan in the original principal amount of $150,000 matured, and we did not pay it on that date.  We plan to pay all accrued and unpaid interest and negotiate an extension of the maturity date.